Contact:

John Jenson
Vice President, Corporate Controller
Universal Technical Institute, Inc.
(623) 445-0821

Universal Technical Institute Declares Quarterly Cash Dividend

SCOTTSDALE, ARIZ. - June 9, 2015 - Universal Technical Institute, Inc. (NYSE: UTI), the leading provider of automotive technician training, announced today that its board of directors approved a quarterly cash dividend on UTI common stock of $0.10 per share, payable on June 30, 2015, to common stockholders of record as of June 19, 2015.

About Universal Technical Institute, Inc.
Headquartered in Scottsdale, Arizona, Universal Technical Institute, Inc. (NYSE: UTI) is the leading provider of post-secondary education for students seeking careers as professional automotive, diesel, collision repair, motorcycle and marine technicians. With more than 190,000 graduates in its 50-year history, UTI offers undergraduate degree and diploma programs at 11 campuses across the United States, as well as manufacturer-specific training programs at dedicated training centers. Through its campus-based school system, UTI provides specialized post-secondary education programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NASCAR Tech). For more information visit www.uti.edu.

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